Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-63661) of RadioShack Corporation of our report dated June 28, 2004 relating to the financial statements of the RadioShack Supplemental Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas

June 28, 2004